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                                                                    Exhibit 99.1

                            Certification Pursuant to
                             18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 11-K of the Crown Castle International Corp. 401(k) Plan (the "Plan"), for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Plan hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of such officer's knowledge:

     1) the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan as of December 31, 2002 (the last date of the period covered by the Report).

                                  /s/ Jay A. Brown
                                -------------------------------------------
                                Jay A. Brown
                                Vice President - Finance,
                                Crown Castle International Corp.
                                June 27, 2003

                                  /s/ Rob A. Fisher
                                -------------------------------------------
                                Rob A. Fisher
                                Corporate Controller,
                                Crown Castle USA, Inc.
                                June 27, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Crown Castle International Corp. and will be retained by Crown Castle International Corp. and furnished to the Securities and Exchange Commission or its staff upon request.